Exhibit 5.1

   [Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Letterhead]

                                January 30, 2008

Four Oaks Fincorp, Inc.
6114 U.S. 301 South
Four Oaks, North Carolina 27524

      Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

      We are counsel for Four Oaks Fincorp, Inc., a North Carolina corporation (the "Company"), in connection with the issuance by the Company of up to a maximum of 708,461 shares of the Company's common stock, $1.00 par value per share (the "Shares"), to be issued along with certain cash consideration in exchange for the shares of common stock of LongLeaf Community Bank ("LongLeaf") outstanding as of the effective date of the merger of LongLeaf with and into Four Oaks Bank & Trust Company, a wholly-owned subsidiary of the Company. The Shares are described in the Company's Registration Statement on Form S-4 (as such may be amended or supplemented, the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with which this opinion will be filed as an exhibit. This opinion is furnished pursuant to the requirement of
Item 601(b)(5) of Regulation S-K under the Act.

      We have examined the Articles of Incorporation, as amended, and Bylaws of the Company, the minutes of the meetings of the Board of Directors of the Company relating to the authorization and the issuance of the Shares and such other documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such latter documents. In rendering the opinion set forth below, we have relied on a certificate of a Company officer, whom we believe is responsible.

      Based upon the foregoing and the additional qualifications set forth below, it is our opinion that the Shares, which are being registered pursuant to the Registration Statement, are duly authorized and, when issued and delivered in exchange for the shares of LongLeaf common stock surrendered in the merger, in the manner referred to in the Registration Statement and in accordance with the merger agreement, and upon either (a) the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Company's common stock, or (b) the book entry of the Shares by the transfer agent for the Company's common stock in the name of The Depository Trust Company or its nominee, such Shares will be validly issued, fully paid and nonassessable.

      The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Shares. Our opinion is the expression of professional judgment and not the guarantee of a particular result.

      We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act, or the regulations promulgated by the Commission pursuant to the Act.

      This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

Four Oaks Fincorp, Inc.
January 30, 2008
Page 2


      Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.


               Sincerely yours,



               /s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

               SMITH, ANDERSON, BLOUNT, DORSETT,
               MITCHELL & JERNIGAN, L.L.P.